                                                                    EXHIBIT 11.1

                          MUTUAL RISK MANAGEMENT LTD.

                       COMPUTATION OF EARNINGS PER SHARE

                                 1997              1996              1995
                           ----------------  ----------------  ----------------
                           (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
BASIC
Income Available to
 Common Shareholders.....  $         47,833  $         37,032  $         30,164
                           ================  ================  ================
Weighted Average Common
 Shares outstanding......        37,376,535        36,366,870        35,439,437
                           ----------------  ----------------  ----------------
Basic earnings per Common
 Share...................  $           1.28  $           1.02  $           0.85
                           ================  ================  ================
DILUTED
Income Available to
 Common Shareholders.....  $         47,833  $         37,032  $         30,164
Debenture interest.......             6,500             6,172             1,007
                           ----------------  ----------------  ----------------
                           $         54,333  $         43,204  $         31,171
                           ================  ================  ================
Weighted Average Common
 Shares outstanding......        37,376,535        36,366,870        35,439,437
                           ----------------  ----------------  ----------------
Common share equivalents
 associated with options,
 Redeemable
 Common Shares and Con-
 vertible Debentures:
  Options................         4,374,924         4,102,314         3,642,494
  Redeemable Common
   Shares................           937,168           937,168           937,168
  Convertible
   Debentures............         6,978,800         6,978,800         1,163,134
                           ----------------  ----------------  ----------------
                                 12,290,892        12,018,282         5,742,796
 Common Shares purchased
  with proceeds from
  options exercised......        (2,884,762)       (3,107,086)       (2,871,983)
                           ----------------  ----------------  ----------------
                                  9,406,130         8,911,196         2,870,813
                           ----------------  ----------------  ----------------
 Total Weighted Average
  Common Shares..........        46,782,665        45,278,066        38,310,250
                           ================  ================  ================
Diluted earnings per
 Common Share............  $           1.16  $           0.95  $           0.81
                           ================  ================  ================
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